Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the quarterly report of Educational Development Corporation (the “Company”) on Form 10-Q for the period ending August 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  October 15, 2014                                                      By      /s/ Randall W. White
   Randall W. White
   Chairman of the Board, President and Chief Executive Officer

Date:  October 15, 2014                                                      By      /s/ Marilyn R. Pinney
  Controller and Corporate Secretary
  (Principal Financial and Accounting Officer)